Exhibit 10.2

VOTING AGREEMENT

VOTING AGREEMENT

THIS VOTING AGREEMENT is made and entered into as of the 22nd day of December, 2005, by and between:

(1) GAME FINANCIAL CORPORATION, a corporation incorporated under the laws of Minnesota (“Game”); and

(2) FASTFUNDS FINANCIAL CORPORATION, a Nevada corporation (the “Shareholder”), in its capacity as the sole shareholder of Chex Services, Inc., a Minnesota corporation (“Chex”).

W I T N E S S E T H:

WHEREAS, as of the date hereof, the Shareholder owns of record and beneficially (as determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) the number of shares of capital stock of Chex set forth on the signature page hereto, which constitute all of the issued and outstanding shares of capital stock of Chex (such shares, or any other voting or equity securities of Chex hereafter acquired by Shareholder prior to the termination of this Agreement, being referred to herein collectively as the “Shares”); and

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Game, FastFunds and Chex , have entered into that certain Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things and subject to certain conditions, Game will purchase substantially all of the assets of Chex (the “Sale”); and

WHEREAS, as a condition to the willingness of Game to enter into the Purchase Agreement, Game has required that the Shareholder agree, and in order to induce Game to enter into the Purchase Agreement, the Shareholder is willing to agree, to vote in favor of the sale by Chex of substantially all of its assets (which the Parties acknowledge is being effected through the Sale) in accordance with and pursuant to the Purchase Agreement and the related transactions (collectively, with the Sale, the “Transactions”); and

WHEREAS, capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed thereto in the Purchase Agreement;

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Certain Covenants

1.1 Agreement to Vote Shares.

(a) The Shareholder hereby covenants and agrees that, during the period commencing on the date hereof and continuing until the Termination Date (as hereinafter defined) (such period being referred to herein as the “Term”), at any annual, special or other meeting of shareholders of Chex and at any adjournment or postponement thereof, however called, or pursuant to any written consent in lieu of a meeting or otherwise, such Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum, and will vote or consent (or cause to be voted or consented) all of his, her or its Shares:

(i) in favor of the Transactions, including without limitation the approval and adoption of the Purchase Agreement, the approval of the Sale and the other actions contemplated by the Purchase Agreement, and any actions required in furtherance thereof;

(ii) against approval of any proposal made in opposition to or in competition with the consummation of the Transactions, including without limitation the Sale or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Chex under the Purchase Agreement or of such Shareholder under this Agreement, or which would result in any of the conditions to consummation of the Sale in the Purchase Agreement not being fulfilled; and

(iii) against: (i) any extraordinary corporate transaction (other than the Transactions, including without limitation the Sale), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving Chex or any Subsidiary thereof, (ii) any sale or transfer of a material amount of the assets or securities of Chex or any Subsidiary thereof (other than with respect to, contemplated or permitted by, the Purchase Agreement) and (iii) any amendment of Chex’s articles of incorporation and bylaws or other proposal or transaction involving Chex or any Subsidiary thereof which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Purchase Agreement or the Sale or change in any manner the voting rights of any class of Purchase’ capital stock.

(b) The Shareholder agrees to deliver to Game a proxy in the form attached hereto as Exhibit A, which shall be irrevocable and coupled with an interest, with respect to the Shares, subject to the other terms of this Agreement.

(c) The Shareholder further agrees not to enter into any agreement or understanding with any Person the effect of which would be inconsistent with or violative of any provision contained in this Agreement, the Transactions, or of the Purchase Agreement, and that such Shareholder agrees not to exercise any dissenter’s rights or similar appraisal rights otherwise available to such Shareholder under applicable law.

1.2 Transfer and Other Restrictions. The Shareholder covenants and agrees that during the Term, such Shareholder shall not, without Game’s prior written consent, directly or indirectly, (a) offer for sale, sell, assign, transfer (including by merger or otherwise by operation of law), pledge, encumber or otherwise dispose of any of such Shareholder’s Shares, (b) deposit any of such Shareholder’s Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shareholder’s Shares or grant any proxy or power of attorney with respect thereto which is inconsistent with this Agreement, (c) enter into any contract, option or other agreement or understanding with respect to the direct or indirect sale, pledge, encumbrance, assignment, transfer (including by merger or otherwise by operation of law) or other disposition of any of such Shareholder’s Shares, or (d) take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect or have the effect of preventing or disabling such Shareholder from performing its obligations under this Agreement.

1.3 Solicitation of Third Party Interest. The Shareholder acknowledges that its activities are subject to, among other provisions, Section 8.10 of the Purchase Agreement. .

1.4 Further Assurances. The Shareholder agrees to use all reasonable efforts to (i) take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including without limitation the Sale, and (ii) refrain from taking any action intended to impede, frustrate or prevent the Transactions, including without limitation the Sale. The Shareholder also agrees that, from time to time, at Game’s reasonable request, the Shareholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Game the power to carry out and give effect to the provisions of this Agreement.

2.	REPRESENTATIONS AND WARRANTIES

The Shareholder represents and warrants to Game, as of the date hereof, as follows:

2.1 Ownership of Shares. Such Shareholder owns of record and beneficially all of the Shares set forth under such Shareholder’s name on the signature page hereto and has good and marketable title to such Shares, free and clear of any Liens, other than as expressly provided in this Agreement. Such Shareholder owns no Chex Shares other than the Shares as set forth on the signature page hereto, and, except as set forth in the disclosure schedules attached to the Purchase Agreement, such Shareholder holds no options to purchase or rights to subscribe for or otherwise acquire any securities of Chex and has no other interest in or voting rights with respect to any securities ofChex. Such Shareholder has sole voting power, without restrictions, with respect to all of the Shares.

2.2 Authority. Such Shareholder has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by such Shareholder and the consummation by such Shareholder of the transactions contemplated by this Agreement have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by such Shareholder and constitutes a valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except (i) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors’ rights, and (ii) for the limitations imposed by general principles of equity. If this Agreement is being executed in a representative or fiduciary capacity, the person signing this Agreement has full power and authority to enter into and perform such Agreement.

2.3 No Conflict. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a Lien on such Shareholder’s Shares or a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Shareholder, such Shareholder’s Shares or any of such Shareholder’s properties or assets. Except as expressly contemplated hereby, or as set forth in the disclosure schedules attached to the Purchase Agreement, such Shareholder is not a party to, and such Shareholder’s Shares are not subject to or bound in any manner by, any contract or agreement relating to such Shareholder’s Shares, including without limitation, any voting agreement, option agreement, purchase agreement, shareholders’ agreement, partnership agreement or voting trust. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic, foreign or supranational, is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Shareholder of the transactions contemplated hereby. No consent, approval, order or authorization of any Government is required by or with respect to such Shareholder in connection with the execution and delivery of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated by this Agreement.

2.4 Certain Acknowledgments. Such Shareholder understands and acknowledges that Game is entering into the Purchase Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and further acknowledges receipt and review of a copy of the Purchase Agreement. Such Shareholder hereby affirms that the irrevocable proxy referred to in Paragraph 1.1 constitutes an inducement for Game to enter into the Purchase Agreement, is given in connection with the execution of the Purchase Agreement and is given to secure the performance of the duties of the Shareholder under this Agreement.

3.	TERMINATION

3.1 This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) the Closing Time and (ii) such date and time as the Purchase Agreement shall have been validly terminated pursuant thereto (the “Termination Date”), provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Termination Date.

4.	MISCELLANEOUS

4.1 Consent to Jurisdiction and Venue. The Shareholder hereby (a) irrevocably and unconditionally consents and submits to the personal jurisdiction of any state or federal court sitting in Pinellas County, Florida, with respect to any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) expressly consents and submits to and agrees that venue in any such action or proceeding is proper in said courts and county, (d) expressly waives any and all personal rights under applicable law or in equity to object to the jurisdiction and venue of said courts and county, (e) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (f) waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Paragraph 4.2; provided, however, that nothing in this Paragraph 4.1 shall affect the right of any party to serve legal process in any other manner permitted by law. The jurisdiction and venue of the courts and county consented and submitted to and agreed upon in this Paragraph 4.1 are not exclusive, but are cumulative and in addition to the jurisdiction and venue of any other court under any applicable law or in equity.

4.2 Notices.

(a) All notices, demands or other communications required or permitted to be given or made under this Agreement will be in writing and (i) delivered personally, or (ii) sent by an internationally recognized express courier service to the intended recipient of the notice, demand or other communication at its address set forth below. Any notice, demand or communication will be deemed to have been duly given (x) immediately if personally delivered, or (y) on the fourth Business Day after delivery to an international express courier services, and in proving the giving of any notice, demand or other communication, it will be sufficient to show that the envelope containing the notice, demand or other communication was duly addressed (as evidenced by the courier receipt). The addresses of the parties for purposes of this Agreement are:

If to Game:	Game Financial Corporation Attention: General Manager 11601 Roosevelt Boulevard St. Petersburg, Florida 33717-2202 Facsimile: (727) 556-9051

With a copy to (which shall not constitute notice):	Game Financial Corporation Attention: Law Department 11601 Roosevelt Boulevard St. Petersburg, Florida 33717-2202 Facsimile: (727) 556-9196

If to FastFunds or the Shareholder:	Henry Fong Chairman FastFunds Financial Corporation 11100 Wayzata Blvd. Suite 111 Minnetonka, MN 55305 Fax: (561) 514-9046

With a copy to (which shall not constitute notice):	Maslon Edelman Borman & Brand, LLP Attention: Bill Mower 3300 Wells Fargo Centre 90 South Seventh Street Minneapolis, MN 55402

(b) Any party may change the address to which notices, requests, demands or other communications to the relevant party will be delivered or mailed by giving notice of the address change to the other parties to this Agreement in the manner provided in this Agreement.

4.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

4.4 Entire Agreement; Third Party Beneficiaries. This Agreement and its Exhibit constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and are not intended to confer upon any other Person any rights or remedies hereunder.

4.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

4.6 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

4.7 Governing Law. This Agreement shall be governed by, and construed, interpreted and enforced, in accordance with the laws of the State of Florida, without regard to its conflicts of laws principles.

4.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction.

4.9 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without prior written consent of the other parties, provided that Game may assign its rights, interests or obligations herein to any affiliate of Game that becomes a party to the Purchase Agreement for the purpose of facilitating the consummation of the Sale. Any purported assignment in violation of this section shall be void.

4.10 Waiver Of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES TO THIS AGREEMENT IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

4.11 Costs And Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

4.12 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

4.13 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

GAME:
GAME FINANCIAL CORPORATION
By: /s/ Renz R. Nichols
Name: Renz R. Nichols
Title: President

[SIGNATURE PAGE TO VOTING AGREEMENT]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

SHAREHOLDER:
FASTFUNDS FINANCIAL CORPORATION

By: /s/ Michael S. Casazza

Name:Michael S. Casazza

Title: Acting CEO

Address:
11100 Wayzata Blvd
Suite 111
Minnetonka, MN 55305
Facsimile: (952) 417-1996

With a copy to:

Facsimile:

Number and Class(es) of Shares Held Beneficially or of Record by Shareholder:

Common Stock:

____________ shares owned beneficially and _________ shares owned of record.

[SIGNATURE PAGE TO VOTING AGREEMENT]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned Shareholder (the “Shareholder”) of Chex Services, Inc., a Minnesota corporation (“Chex”), hereby irrevocably appoints and constitutes the members the Board of Directors of Game Financial Corporation, a Minnesota corporation (“Game”), and each such Board member (collectively the “Proxyholders”), the agents, attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned’s rights with respect to the shares of capital stock of Chex that are listed below (the “Shares”), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this Irrevocable Proxy terminates, to vote the Shares as follows: the agents and proxies named above are empowered at any time prior to termination of this Irrevocable Proxy to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or other meeting of shareholders of Chex and at any adjournment or postponement thereof, however called, or pursuant to any written consent in lieu of a meeting or otherwise, such Shareholder will appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum and vote or consent (or cause to be voted or consented): (i) in favor of the approval and adoption of the Asset Purchase Agreement among Game, FastFunds Financial Corporation and Chex (the “Purchase Agreement”), the approval of the sale to Game of substantially all of the assets of Chex, each as used in the Business, as defined in the Purchase Agreement (the “Sale”) and the other actions contemplated by the Purchase Agreement, and any actions required in furtherance thereof; (ii) against approval of any proposal made in opposition to or in competition with the consummation of the Sale or any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Chex under the Purchase Agreement or of such Shareholder under this Agreement, or which would result in any of the conditions to consummation of the Sale in the Purchase Agreement not being fulfilled; and (iv) against: (A) any extraordinary corporate transaction (other than the Sale), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation or other change of control involving Chex or any Subsidiary thereof, (B) any sale or transfer of a material amount of the assets or securities of Chex or any Subsidiary thereof (other than with respect to, contemplated or permitted by, the Purchase Agreement) and (C) any amendment of Chex articles of incorporation and bylaws or other proposal or transaction involving Chex or any Subsidiary thereof, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify any provision of the Purchase Agreement or the Sale or change in any manner the voting rights of any class of Chex’s capital stock. The Proxyholders may not exercise this Irrevocable Proxy on any other matter.

The Shareholder may vote the Shares on all such other matters, subject to such other agreements as the Shareholder may be subject to, or bywhich the Shareholder or the Shares may be bound. The Irrevocable Proxy granted by Shareholder to the Proxyholders hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of such Shareholder set forth in Paragraph 1.1 of the Voting Agreement, and is irrevocable and coupled with an interest in such obligations.

This Irrevocable Proxy will terminate upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies, voting agreements or powers-of-attorney given by the undersigned Shareholder with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies or powers-of attorney will be given, nor voting agreements made until such time as this Irrevocable Proxy shall be terminated in accordance with its terms. All authority conferred herein shall survive the death or incapacity of the Shareholder and any obligation of the Shareholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Shareholder. The undersigned Shareholder authorizes the Proxyholders to file this Irrevocable Proxy and any substitution or revocation of substitution with the Secretary of Chex and with any inspector of elections at any meeting of shareholders ofChex.

This Irrevocable Proxy is irrevocable and shall survive the insolvency, incapacity, death or liquidation of the undersigned.

DATED: ____________, 2005.

Signature

Name:

Title:

Address:

Number and Class(es) of Shares Held Beneficially or of Record by Shareholder:

Common Stock:

____________ shares owned beneficially and _________ shares owned of record.